                                                                     EXHIBIT 4.3

                          [FORM OF DEPOSIT AGREEMENT]


================================================================================



                      NATIONWIDE HEALTH PROPERTIES, INC.,



                 ______________________________, As Depositary

                                      AND

                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN


                               -----------------
                               Deposit Agreement
                               -----------------



                         Dated as of __________, 199__



================================================================================

                               TABLE OF CONTENTS
                               _________________

                                                                        Page
                                                                        ----
PARTIES................................................................   1
RECITALS...............................................................   1

                                   ARTICLE I

                                  Definitions..........................   1
                                  -----------
     Articles Supplementary............................................   1
     Common Stock......................................................   1
     Company...........................................................   1
     Deposit Agreement.................................................   1
     Depositary........................................................   1
     Depositary Shares.................................................   1
     Depositary's Agent................................................   2
     Depositary's Office...............................................   2
     Receipt...........................................................   2
     Record Holder.....................................................   2
     Stock.............................................................   2

                                   ARTICLE II

          Form of Receipts, Deposit of Stock, Execution and Delivery,
                 Transfer, Surrender and Redemption of Receipts........   2

     SECTION 2.01.  Form and Transfer of Receipts......................   2
     SECTION 2.02.  Deposit of Stock; Execution and Delivery
                    of Receipts in Respect Thereof.....................   3
     SECTION 2.03.  Redemption of Stock................................   4
     SECTION 2.04.  Conversion of Stock into Common Stock..............   6
     SECTION 2.05.  Registration of Transfer of Receipts...............   6
     SECTION 2.06.  Split-ups and Combinations of Receipts;
                    Surrender of Receipts and Withdrawal of
                    Stock..............................................   7
     SECTION 2.07.  Limitations on Execution and Delivery,
                    Transfer, Surrender and Exchange of
                    Receipts...........................................   8
     SECTION 2.08.  Lost Receipts, etc.................................   8
     SECTION 2.09.  Cancellation and Destruction of
                    Surrendered Receipts...............................   9

                                  ARTICLE III

                       Certain Obligations of the Holders
                          of Receipts and the Company..................   9

     SECTION 3.01.  Filing Proofs, Certificates and Other
                    Information........................................   9
     SECTION 3.02.  Payment of Taxes or Other Governmental
                    Charges............................................   9
     SECTION 3.03.  Warranty as to Stock...............................   9
     SECTION 3.04.  Covenants and Warranties as to Common

                                                                        Page
                                                                        ----
                    Stock..............................................  10

                                   ARTICLE IV

                       The Deposited Securities; Notices...............  10

     SECTION 4.01.  Cash Distributions.................................  10
     SECTION 4.02.  Distributions Other than Cash......................  10
     SECTION 4.03.  Subscription Rights, Preferences or
                    Privileges.........................................  11
     SECTION 4.04.  Notice of Dividends, etc.; Fixing of
                    Record Date for Holders of Receipts................  12
     SECTION 4.05.  Voting Rights......................................  12
     SECTION 4.06.  Changes Affecting Deposited Securities
                    and Reclassifications, Recapitalizations,
                    etc................................................  13
     SECTION 4.07.  Delivery of Reports................................  13
     SECTION 4.08.  List of Receipt Holders............................  14

                                   ARTICLE V

                    The Depositary, the Depositary's Agents
                                and the Company........................  14

     SECTION 5.01.  Maintenance of Offices, Agencies and
                    Transfer Books by the Depositary...................  14
     SECTION 5.02.  Prevention of or Delay in Performance by
                    the Depositary, the Depositary's Agents
                    or the Company.....................................  14
     SECTION 5.03.  Obligations of the Depositary, the
                    Depositary's Agents and the Company................  15
     SECTION 5.04.  Resignation and Removal of the
                    Depositary; Appointment of Successor
                    Depositary.........................................  16
     SECTION 5.05.  Corporate Notices and Reports......................  17
     SECTION 5.06.  Indemnification by the Company.....................  17
     SECTION 5.07.  Charges and Expenses...............................  17

                                   ARTICLE VI

                           Amendment and Termination...................  18

     SECTION 6.01.  Amendment..........................................  18
     SECTION 6.02.  Termination........................................  18

                                  ARTICLE VII

                                 Miscellaneous.........................  19

     SECTION 7.01.  Counterparts.......................................  19
     SECTION 7.02.  Exclusive Benefit of Parties.......................  19
     SECTION 7.03.  Invalidity of Provisions...........................  19

                                                                        Page
                                                                        ----
     SECTION 7.04.  Notices............................................  19
     SECTION 7.05.  Depositary's Agents................................  20
     SECTION 7.06.  Holders of Receipts Are Parties....................  20
     SECTION 7.07.  Governing Law......................................  20
     SECTION 7.08.  Inspection of Deposit Agreement....................  20
     SECTION 7.09.  Headings...........................................  20

TESTIMONIUM............................................................  21

SIGNATURES.............................................................  21

EXHIBIT A:  Form of Depositary Receipt

                         DEPOSIT AGREEMENT dated as of
                            __________, 199__, among
                      NATIONWIDE HEALTH PROPERTIES, INC.,
                            a Maryland corporation,
                           _________________________,
                         a __________ ________________,
                      and the holders from time to time of
                         the Receipts described herein.


          WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of _____% __________ Preferred Stock, $1.00 par value, of NATIONWIDE HEALTH PROPERTIES, INC. with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) evidencing Depositary Shares (as hereinafter defined) so deposited;

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

          "Articles Supplementary" shall mean the Board of Directors' resolution and/or the articles supplementary filed with the Maryland State Department of Assessments and Taxation establishing the Stock as a series of preferred stock of the Company.

          "Common Stock" shall mean the shares of the Company's Common Stock, $.10 par value.

          "Company" shall mean Nationwide Health Properties, Inc., a Maryland corporation, and its successors.

          "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

          "Depositary" shall mean ____________________, and any successor as Depositary and registrar to register ownership and transfers of Depositary Shares hereunder as herein provided.

          "Depositary Shares" shall mean Depositary Shares, each representing a __________ interest in a share of Stock and evidenced by a Receipt.

          "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

          "Depositary's Office" shall mean the principal office of the Depositary in __________, _______________, at which at any particular time its depositary receipt business shall be administered.

          "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form.

          "Record Holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

          "Stock" shall mean shares of the Company's _____% __________ Preferred Stock, $1.00 par value.


                                   ARTICLE II

          Form of Receipts, Deposit of Stock, Execution and Delivery,
          -----------------------------------------------------------
                 Transfer, Surrender and Redemption of Receipts
                 ----------------------------------------------

          SECTION 2.01.  Form and Transfer of Receipts.  Definitive Receipts
                         -----------------------------
shall be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the third paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor.

Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

          Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

          Receipts shall be in denominations of any number of whole Depositary Shares.

          Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

          Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be
            -----------------
registered on the books of the Depositary as provided in Section 2.05, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to receive distributions of dividends or other distributions, withdraw any Stock underlying the Depositary Shares, exercise any conversion rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.

          SECTION 2.02.  Deposit of Stock; Execution and Delivery of Receipts in
                         -------------------------------------------------------
Respect Thereof.  Subject to the terms and conditions of this Deposit Agreement,
---------------
the Company may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares relating to such deposited Stock.

          Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

          Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares relating to the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

          Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than __________ shares of Stock.

          SECTION 2.03.  Redemption of Stock.  Whenever the Company shall elect
                         -------------------
to redeem shares of Stock in accordance with the provisions of the Articles Supplementary, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such proposed redemption, by first class mail, postage prepaid not less than 30 nor more than 60 days prior to the date fixed for redemption of Stock in accordance with the Articles Supplementary. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, as set forth in the Articles Supplementary, plus any accrued and unpaid dividends thereon to and including the Redemption Date (as defined below), the Depositary shall redeem the Depositary Shares relating to such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price (which shall include any accrued and unpaid dividends to and including the Redemption Date); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; (v) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accumulate after the close of business on such Redemption Date; and (vi) that the right to convert Depositary Shares into shares of Common Stock, if applicable, will expire after the close of business on the _____ day preceding the Redemption Date; the then-effective conversion price and the place or places where Receipts evidencing such Depositary Shares are to be surrendered for conversion. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Depositary to be equitable.

          Notice having been mailed by the Depositary as aforesaid (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), (i) after the close of business on the _____ day preceding the Redemption Date, all conversion rights in respect of the Depositary Shares called for redemption on such Redemption Date will terminate and (ii) from and after the Redemption Date all dividends in respect of the Depositary Shares so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all remaining rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price without interest) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to __________ of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, paid with respect to such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

          If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

          SECTION 2.04.  Conversion of Stock into Common Stock.  The Company
                         -------------------------------------
hereby agrees to accept the delivery of Receipts for purposes of effecting conversions of the Stock utilizing the same procedures as those provided for delivery of certificates for the Stock to effect such conversions in accordance with the terms and conditions of the Stock as provided in the Articles Supplementary. Any whole number of Depositary Shares (whether or not evenly divisible by ____) represented by a Receipt may be surrendered for conversion. If the Depositary Shares represented by a Receipt are to be converted in part only, a new Receipt or Receipts will be issued by the Depositary for the Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion. For this purpose, a holder of a Receipt or Receipts must surrender such Receipt or Receipts to the Company, together with a duly completed and executed Notice of Conversion in the form included in the Receipt. In all cases the foregoing shall be conditioned upon compliance in full by the holders with the applicable terms and conditions of the Stock as provided in the Articles Supplementary and of this Deposit Agreement. The Company and the Depositary will thereafter effect the cancellation of each Receipt surrendered for such conversion and of the related Stock so converted. In the event that the conversion of Depositary Shares results in issuance of a fraction of a share of Stock, the Depositary will make appropriate adjustment in its records to reflect such issuance and, if appropriate, the combination of any fractions of shares into one or more whole shares of Stock.

          Upon conversion no adjustments will be made for accrued dividends and, therefore, Depositary Shares surrendered for conversion after the record date next preceding a dividend payment date for the Stock and prior to such dividend payment date must be accompanied by payment of an amount equal to the applicable fraction of the dividend thereon which is to be paid on such dividend payment date (unless the Depositary Shares surrendered for conversion have been called for redemption prior to such dividend payment date). No adjustment of the conversion price will be required to be made in any case until cumulative adjustment amounts to 1% or more of the conversion price.

          SECTION 2.05.  Registration of Transfer of Receipts.  Subject to the
                         ------------------------------------
terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

          SECTION 2.06.  Split-ups and Combinations of Receipts; Surrender of
                         ----------------------------------------------------
Receipts and Withdrawal of Stock.  Upon surrender of a Receipt or Receipts at
--------------------------------
the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

          Any holder of a Receipt or Receipts evidencing at least __________ Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, relating thereto by surrendering Receipts evidencing such Depositary Shares at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, relating to the Depositary Shares evidenced by the Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Receipts evidencing Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relating to other than a number of whole shares of Stock, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 3.02) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

          HOLDERS ACKNOWLEDGE THAT THERE WILL BE NO MARKET FOR THE UNDERLYING STOCK AND THAT UPON WITHDRAWAL OF THE STOCK, HOLDERS THEREOF WILL NOT BE ENTITLED THEREAFTER TO DEPOSIT SUCH STOCK UNDER THIS DEPOSIT AGREEMENT.

          If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

          Delivery of the Stock and the money and other property, if any, underlying the Depositary Shares evidenced by the Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipts and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

          SECTION 2.07.  Limitations on Execution and Delivery, Transfer,
                         ------------------------------------------------
Surrender and Exchange of Receipts.  As a condition precedent to the execution
----------------------------------
and delivery, registration of transfer, split-up, combination, surrender, exchange or redemption of any Receipt, the withdrawal of any Stock underlying the Depositary Shares or the exercise of any conversion rights, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

          The exercise of any conversion rights or the withdrawal of any Stock underlying the Depositary Shares may be suspended, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

          SECTION 2.08.  Lost Receipts, etc.  In case any Receipt shall be
                         ------------------
mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen

Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it.

          SECTION 2.09.  Cancellation and Destruction of Surrendered Receipts.
                         ----------------------------------------------------
All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.


                                  ARTICLE III

                       Certain Obligations of the Holders
                       ----------------------------------
                          of Receipts and the Company
                          ---------------------------

          SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any
                         -------------------------------------------------
holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt, the exercise of any conversion rights, the withdrawal of any Stock underlying the Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

          SECTION 3.02.  Payment of Taxes or Other Governmental Charges.
                         ----------------------------------------------
Holders of Receipts shall be obligated to make payments to the Depositary of certain taxes, charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt, the exercise of any conversion rights, any withdrawal of Stock and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property relating to the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such taxes, charges or expenses, the holder of such Receipt remaining liable for any deficiency.

          SECTION 3.03.  Warranty as to Stock.  The Company hereby represents
                         --------------------
and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

          SECTION 3.04.  Covenants and Warranties as to Common Stock.  The
                         -------------------------------------------
Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock to meet conversion requirements in respect of the Depositary Shares and that it will give written notice to the Depositary of any adjustments in the conversion price made pursuant to the Articles Supplementary. The Company represents and warrants that the Common Stock issued upon conversion of the Depositary Shares will be validly issued, fully paid and non-assessable.


                                  ARTICLE IV

                       The Deposited Securities; Notices
                       ---------------------------------

          SECTION 4.01.  Cash Distributions.  Whenever the Depositary shall
                         ------------------
receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to the record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or
                               --------  -------
the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes and governmental charges, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

          SECTION 4.02.  Distributions Other than Cash.   Whenever the
                         -----------------------------
Depositary shall receive any distribution other than cash on the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes and governmental charges) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

          SECTION 4.03.  Subscription Rights, Preferences or Privileges.  If the
                         ----------------------------------------------
Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided,
                                                               --------
however, that (i) if at the time of issue or offer of any such rights,
-------
preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

          If registration under the Securities Act of 1933, as amended (the "Act"), of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that the Company will notify the Depositary and file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Act.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will notify the Depositary and use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          SECTION 4.04.  Notice of Dividends, etc.; Fixing of Record Date for
                         ----------------------------------------------------
Holders of Receipts.  Whenever any cash dividend or other cash distribution
-------------------
shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting or action to be taken by written consent at or as to which holders of Stock are entitled to vote or consent, or of which holders of Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of any rights to vote or consent at any such meeting or with respect to any such action, or who shall be entitled to receive notice of such meeting or such action.

          SECTION 4.05.  Voting Rights.  Upon receipt of notice of any meeting
                         -------------
or action to be taken by written consent at or as to which the holders of the Stock are entitled to vote or consent, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting or action and (ii) a statement informing holders of Receipts that they may instruct the Depositary as to the exercise of the voting rights or the giving or refusal of consent, as the case may be, pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the record date (which shall be the same date as the record date for the Stock), the Depositary shall endeavor insofar as practicable to vote or cause to be voted, or give or withhold consent with respect to, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock underlying the Depositary Shares evidenced by all Receipts as to which any particular voting or consent instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted or give or withhold consent with respect to such Stock. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting, or giving consents (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of a majority of the Receipts) to the extent of the Stock underlying the Depositary Shares evidenced by such Receipt. The Company also agrees that it will at all times comply with the proxy rules of the Securities Exchange Act of 1934, as amended.

          SECTION 4.06.  Changes Affecting Deposited Securities and
                         ------------------------------------------
Reclassifications, Recapitalizations, etc.  Upon any change in par or stated
-----------------------------------------
value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all the Company's assets, the Depositary may in its discretion, with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of the Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

          SECTION 4.07.  Delivery of Reports.  The Depositary will forward to
                         -------------------
record holders of Receipts, at their respective addresses appearing in the Depositary's books, all notices, reports and communications received from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of Stock or Receipts.

          SECTION 4.08.  List of Receipt Holders.  Promptly  upon request from
                         -----------------------
time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Stock of all persons in whose names Receipts are registered on the books of the Depositary.


                                   ARTICLE V

                    The Depositary, the Depositary's Agents
                    ---------------------------------------
                                and the Company
                                ---------------

          SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by
                         ------------------------------------------------------
the Depositary.  Upon execution of this Deposit Agreement, the Depositary shall
--------------
maintain at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided, that any such holder requesting to exercise such right shall certify
--------
to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

          The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange or any other stock exchange, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender, exchange, redemption or conversion of such Receipts, such Depositary Shares or such Stock as applicable and as may be required by law or applicable stock exchange regulation.

          SECTION 5.02.  Prevention of or Delay in Performance by the
                         --------------------------------------------
Depositary, the Depositary's Agents or the Company.  Neither the Depositary nor
--------------------------------------------------
any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary or any Depositary's Agent, by reason of any provision, present or future, of the Company's Amended and Restated Articles of Incorporation, as amended (including the Articles Supplementary) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or
(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

          SECTION 5.03.  Obligations of the Depositary, the Depositary's Agents
                         ------------------------------------------------------
and the Company.  Neither the Depositary nor any Depositary's Agent nor the
---------------
Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its gross negligence or willful misconduct.

          Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote or give or withhold consent, with respect to any of the shares of Stock or for the manner or effect of any such vote or consent, as long as any such action or non-action is in good faith. The Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their gross negligence or willful misconduct. The Depositary, the Depositary's Agents and the Company may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent and registrar of any of the securities of the Company and its affiliates.

          SECTION 5.04.  Resignation and Removal of the Depositary; Appointment
                         ------------------------------------------------------
of Successor Depositary.  The Depositary may at any time resign as Depositary
-----------------------
hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

          Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or, any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

          SECTION 5.05.  Corporate Notices and Reports.  The Company agrees that
                         -----------------------------
it will transmit to the Depositary all notices, reports and communications (including without limitation financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Amended and Restated Articles of Incorporation, as amended (including the Articles Supplementary) to be furnished by the Company to holders of the Stock or Receipts.

          SECTION 5.06.  Indemnification by the Company.  The Company shall
                         ------------------------------
indemnify the Depositary and any Depositary's Agent against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary or any Depositary's Agent, except for any liability arising out of the gross negligence or willful misconduct on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or the Stock pursuant to the provisions hereof.

          SECTION 5.07.  Charges and Expenses.  The Company shall pay all
                         --------------------
transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Receipts. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

                                  ARTICLE VI

                           Amendment and Termination
                           -------------------------

          SECTION 6.01.  Amendment.  The form of the Receipts and any provisions
                         ---------
of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which
                             --------  -------
imposes or increases any fees, taxes or charges upon holders of Depositary Shares or Receipts or which materially and adversely alters the existing rights of such holders shall be effective unless such amendment shall have been approved by the record holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares or Receipts to receive any moneys or other property to which such holder may be entitled under the terms of such Receipts or this Deposit Agreement at the times and in the manner and amount provided for therein and herein.

          SECTION 6.02.  Termination.  This Deposit Agreement may be terminated
                         -----------
by the Company or the Depositary only after the occurrence of any of the following events: (i) all outstanding Depositary Shares shall have been redeemed and any accumulated and unpaid dividends on the Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Receipts are entitled under the terms of such Receipts or this Deposit Agreement, have been paid or distributed as provided in this Deposit Agreement or provision therefor has been duly made pursuant to Section 2.03, (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.01 or 4.02, as applicable or (iii) all outstanding Depositary Shares shall have been converted pursuant to Section 2.04 hereof.

          Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and any Depositary's Agent under Sections 5.06 and 5.07.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

          SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed
                         ------------
in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 7.02.  Exclusive Benefit of Parties.  This Deposit Agreement
                         ----------------------------
is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.03.  Invalidity of Provisions.  In case any one or more of
                         ------------------------
the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.04.  Notices.  Any and all notices to be given to the
                         -------
Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at 4675 MacArthur Court, Suite 1170, Newport Beach, California 92660, to the attention of R. Bruce Andrews or at any other address of which the Company shall have notified the Depositary in writing.

          Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at __________________, __________, _________________, Attention:
_____________________, or at any other address of which the Depositary shall have notified the Company in writing.

          Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

          SECTION 7.05.  Depositary's Agents.  The Depositary may from time to
                         -------------------
time, with the prior approval of the Company appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

          SECTION 7.06.  Holders of Receipts Are Parties.  The holders of
                         -------------------------------
Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

          SECTION 7.07.  Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS
                         -------------
AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7.08.  Inspection of Deposit Agreement.  Copies of this
                         -------------------------------
Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

          SECTION 7.09.  Headings.  The headings of articles and sections in
                         --------
this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

          IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                              NATIONWIDE HEALTH PROPERTIES, INC.


                              By:   _________________________




                              _______________________________



                              By:   _________________________

                           [FORM OF DEPOSIT RECEIPT]


                                [FORM OF FACE]

                                                                       EXHIBIT A

                              DEPOSITARY RECEIPT
                                      FOR
                              DEPOSITARY SHARES,
                        EACH REPRESENTING A ___________
                          INTEREST IN A SHARE OF ___%
                          __________ PREFERRED STOCK
                               ($1.00 Par Value)

                                      OF

                      NATIONWIDE HEALTH PROPERTIES, INC.

            (Incorporated under the Laws of the State of Maryland)

                  This Depositary Receipt is transferable in
                Los Angeles, California and New York, New York

NUMBER                                                                DEPOSITARY
                                                                        SHARES


THIS CERTIFIES THAT _______________
IS THE REGISTERED OWNER OF


                                                               DEPOSITARY SHARES



          ____________, with an office at the time of the execution of the Deposit Agreement (as defined below) at _______________________ _______________________________, as Depositary and Registrar (the "Depositary"), hereby certifies that the registered owner specified above is the registered owner of Depositary Shares ("Depositary Shares"), each Depositary Share representing a _________ interest in a share of ___% __________ Preferred Stock, $1.00 par value (the "Stock"), of Nationwide Health Properties, Inc., a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement (the "Deposit Agreement") dated as of ______, 199_ between the Company, the Depositary and all holders from time to time of Depositary Receipts (the "Receipts"). By accepting this Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.

          Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, through the Depositary, to all the rights and preferences of the Stock relating thereto, including dividend, voting, conversion, redemption and liquidation rights contained in the Articles Supplementary adopted by the Company's Board of Directors setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Stock (the "Articles Supplementary"), copies of which are on file at the Depositary's Office.

          This receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the manual signature of a duly authorized officer of the Depositary.


Dated:

                                              ________________________________

                                              Depositary and Registrar


                                              By______________________________
                                                      Authorized Officer



                               [FORM OF REVERSE]

          1.  The Deposit Agreement.  The Receipts, of which this Receipt is
              ---------------------
one, are made available upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary and the Company in respect of the Stock deposited, and any and all other property and cash deposited from time to time, thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

          2.  Redemption.  Whenever the Company shall elect, in accordance with
              ----------
the provisions of the Articles Supplementary relating to the Stock, to redeem shares of the Stock, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption. The Depositary shall mail notice of such redemption and the simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed not less than 30 and not more than 60 days prior to the date fixed for redemption to the holders of record of Receipts evidencing the number of Depositary Shares to be redeemed. Each such notice shall state: (a) the date of such proposed redemption; (b) the number of Depositary Shares to be redeemed; (c) the redemption price (which shall include full cumulative dividends thereon to the redemption date); (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; (e) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accumulate at the close of business on such redemption date; and (f) that the right to convert Depositary Shares into shares of Common Stock, if applicable, will expire at the close of business on the _____ day preceding the redemption date; the then-effective conversion price and the place or places where Receipts for such Depositary Shares are to be surrendered for conversion. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Depositary to be equitable. From and after the date set for redemption, all dividends in respect of the Depositary Shares so called for redemption shall cease to accumulate, such Depositary Shares shall no longer be deemed outstanding and all remaining rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price and to convert Depositary Shares into Common Stock until the close of business on the _______ day preceding the redemption date) shall cease and terminate. From and after the redemption date, upon surrender in accordance with the redemption notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per share equal to ___________ of the redemption price per share paid in respect of the shares of Stock plus any money or other property relating thereto.

          3.  Transfer, Split-ups and Combinations.  This Receipt is
              ------------------------------------
transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

          4.  Surrender of Receipts and Withdrawal of Stock, Conversion of
              ------------------------------------------------------------
Stock.  Any holder of a Receipt or Receipts evidencing at least ______
-----
Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property relating thereto by surrendering Receipts evidencing such Depositary Shares. Thereafter, the Depositary shall deliver to such holder the number of whole shares of Stock and all money and other property underlying the Depositary Shares evidenced by the Receipts so surrendered, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock under the Deposit Agreement or to receive Receipts evidencing Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relating to other than a whole number of shares of Stock, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property to be so withdrawn, deliver to such holder a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

          If the Stock and the money and other property being withdrawn are to be delivered to a person other than the record holder of the Depositary Shares evidenced by the Receipts being surrendered, such holder shall deliver a written order so directing the Depositary. The Depositary may require that Receipts surrendered for withdrawal of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

          Delivery of the Stock and the money and other property underlying the Depositary Shares evidenced by the Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipts and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

          THE HOLDER HEREOF ACKNOWLEDGES THAT THERE WILL BE NO MARKET FOR THE UNDERLYING STOCK AND THAT UPON WITHDRAWAL OF THE STOCK, THE HOLDER HEREOF WILL NOT BE ENTITLED THEREAFTER TO DEPOSIT SUCH STOCK UNDER THE DEPOSIT AGREEMENT.

          The Stock and Depositary Shares [are convertible into] the Common Stock. The Company has agreed in Section 2.04 of the Deposit Agreement to accept the delivery of Receipts for purposes of effecting conversions of the Stock utilizing the same procedures as those provided for delivery of certificates for the Stock to effect such conversions in accordance with the terms and conditions of the Stock as provided in the Articles Supplementary.
Any whole number of Depositary Shares (whether or not evenly divisible by _____) represented by a Receipt may be surrendered for conversion. If the Depositary Shares represented by a Receipt are to be converted in part only, a new Receipt or Receipts will be issued by the Depositary for the Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion. For this purpose, a holder of a Receipt or Receipts must surrender such Receipt or Receipts to the Company, together with a duly completed and executed Notice of Conversion in the form included herein. In all cases the foregoing shall be conditioned upon compliance in full by the holder hereof with the terms and conditions of the Stock as provided in the Articles Supplementary and the Deposit Agreement. As more fully set forth in Section 2.04 of the Deposit Agreement, no adjustments will be made for accrued dividends upon conversion.

          5.  Suspension of Delivery, Transfer, etc.  The transfer or surrender
              -------------------------------------
of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary, or advisable by the Depositary, any Depositary's Agent, or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

          6.  Filing Proofs, Certificates and Other Information.  Any holder of
              -------------------------------------------------
a Depositary Receipt may be required to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption, exchange or conversion, of any Receipts, the withdrawal of any Stock underlying Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

          7.  Payment of Taxes or Other Governmental Charges.  Except as
              ----------------------------------------------
otherwise noted herein and in the Deposit Agreement, if any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt, any withdrawal of Stock and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld on all or any part of the Stock or other property relating to this Receipt and not theretofore sold may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or charge, the holder of this Receipt remaining liable for any deficiency.

          8.  Warranty by Company.  The Company has warranted that the Stock and
              -------------------
the Common Stock issuable upon conversion of the Depositary Shares, when issued, will be validly issued, fully paid and nonassessable.

          9.  Amendment.  The form of the Receipts and any provisions of the
              ---------
Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which imposes or increases any fees, taxes or charges upon holders of Depositary Shares or Receipts or which materially and adversely alters the existing rights of such holders shall be effective unless such amendment shall have been approved by the record holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares or Receipts to receive any moneys or other property to which such holder may be entitled under the terms of such Receipts or the Deposit Agreement at the times and in the manner and amount provided for therein. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

          10.  Charges of Depositary.  The Company will pay all transfer and
               ---------------------
other taxes and governmental charges arising solely from the existence of the depositary arrangements, and all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of the Receipts. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares. Certain other charges and expenses of the Depositary and any Depositary's Agent will be paid upon consultation and agreement between the Depositary and the Company.

          11.  Title to Receipts.  This Receipt (and the Depositary Shares
               -----------------
evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of
                                     --------  -------
a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder of such Receipt at such time as the absolute owner thereof for the purpose of determining the person entitled to receive distributions of dividends or other distributions, withdraw any Stock underlying the Depositary Shares, exercise any conversion rights or to receive any notice provided for in the Deposit Agreement and for all other purposes.

          12.  Dividends and Distributions.  Whenever the Depositary receives
               ---------------------------
any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares evidenced by the Receipts held by them; provided, however,
                                                          --------  -------
that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes and governmental charges. Other distributions received on the Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.

          13.  Fixing of Record Date.  Whenever any cash dividend or other cash
               ---------------------
distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting or action to be taken by written consent at or as to which holders of Stock are entitled to vote or consent, or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock), for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of rights to vote or consent at any such meeting, or who shall be entitled to notice of such meeting or action.

          14.  Voting Rights.  Upon receipt of notice of any meeting or action
               -------------
to be taken by written consent at or as to which holders of Stock are entitled to vote or consent, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting or action and (ii) a statement informing holders of Receipts that they may instruct the Depositary as to the exercise of the voting rights or the giving or refusal of consent, as the case may be, pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on the record date (which will be the same date as the record date for the Stock), the Depositary shall endeavor insofar as practicable to vote or cause to be voted or give or withhold consent with respect to, the amount of Stock underlying such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting or giving consents (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of a majority of Receipts) to the extent of the Stock underlying the Depositary Shares evidenced by such Receipt.

          15.  Changes Affecting Deposited Stock.  Upon any change in par or
               ---------------------------------
stated value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, or upon the sale of all or substantially all the Company's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and in such manner as the Depositary may deem equitable, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effect of such change and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

          16.  Liability and Obligations of the Depositary, the Depositary's
               -------------------------------------------------------------
Agents or the Company.  Neither the Depositary nor any Depositary's Agent nor
---------------------
the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to any holder of any Receipt, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law or regulation thereunder of the United States of America or any other governmental authority or, in the case of the Depositary or any Depositary's Agent, by reason of any provision, present or future, of the Company's Amended and Restated Articles of Incorporation, (including the Articles Supplementary) or by reason of any act of God or war or other circumstance beyond their control, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

          17.  Resignation and Removal of Depositary.  The Depositary may at any
               -------------------------------------
time (i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company effective upon the appointment of a successor Depositary and its acceptance of such appointment.

          18.  Termination of Deposit Agreement.  The Deposit Agreement may be
               --------------------------------
terminated by the Company or the Depositary only after the occurrence of any of the following events: (i) all outstanding Depositary Shares shall have been redeemed and any accumulated and unpaid dividends on the Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Receipts are entitled under the terms of such Receipts or the Deposit Agreement, have been paid or distributed as provided in the Deposit Agreement or provision therefor has been duly made or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of the Receipts or (iii) all outstanding Depositary Shares shall have been converted. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary with respect to indemnification, charges and expenses.

          19.  Governing Law.  THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL
               -------------
RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT WHICH APPEARS IN THE RECEIPTS. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT

ANY TIME DEPOSITED WITH THE DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES, AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS TO THE DEPOSITARY SHARES.

          THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ________ Custodian _________
                     (Cust)             (Minor)
                    under the Uniform Gifts to Minors Act _______
                                                          (State)


          Additional abbreviations may also be used though not in the above list.


For value received, ________________ hereby sell(s), assign(s) and transfer(s) unto ________________________________________
                   (Please insert social security or
                   other identifying number of Assignee)


____________________________________________________________
(Please print or typewrite Name and address including postal zip code of Assignee)

__________ Depositary Shares represented by the within Receipt and all rights thereunder, and do hereby irrevocably constitute and appoint _____________ Attorney to transfer said Depositary

Shares on the books of the within-named Depositary with full power of substitution in the premises.

Dated:  _______________



_________________________________
NOTICE.  The signature(s) to this
assignment must correspond with
the name(s) as written upon the
face of this instrument in every
particular, without alteration
or enlargement or any change
whatever.


SIGNATURE(S) GUARANTEED


By:  _________________________



                              NOTICE OF CONVERSION

          The undersigned holder of this Receipt for Depositary Shares (the "Depositary Shares") hereby irrevocably exercises the option to convert _______ Depositary Shares evidenced thereby into shares of Common Stock (and any other applicable securities or property) of the Company in accordance with the terms and conditions of the Deposit Agreement, dated as of _______, 199_, among the Company, ___________________________, as Depositary, and the holders from time to time of Receipts referred to in such Deposit Agreement, and directs that certificates for the securities deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional shares and any other property deliverable upon which conversion to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of Depositary Shares indicated above is less than the number of Depositary Shares evidenced by this Receipt, the undersigned directs the Depositary to issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing the Depositary Shares not so converted.

Dated:  __________________    Signature
                              ------------------------------

                              NOTE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Receipt in every particular, without alteration or enlargement, or any change whatever.

              (Please print name and address of registered holder)


Name _______________________________________________________
Taxpayer Identification Number _____________________________
Address ____________________________________________________

          (Please indicate other delivery instructions, if applicable)

Name _______________________________________________________
Address ____________________________________________________